THIRD AMENDMENT TO THE
SWIFT TRANSPORTATION COMPANY DEFERRED COMPENSATION PLAN

THIS AMENDMENT is made and entered into on the signature date specified below by Swift Transportation Company (“Employer”).

RECITALS:

A.    The Employer maintains the Swift Transportation Company Deferred Compensation Plan (“Plan”);

B.    The Employer has reserved the right to amend the Plan in whole or in part; and

C.    The Employer intends to amend the Plan.

THEREFORE, the Employer hereby adopts this Amendment as follows:

1.    Section 3.1.1 of the Plan is amended in its entirety to read as follows:

All Employees who are classified by the Employer as being employed by the Employer as a full-time Employee in one of the following compensation bands are eligible to participate in the Plan: VP2, Executive VP, or Executive.

2.    Section 3.1.3 of the Plan is amended in its entirety to read as follows:

A Participant will cease to be a Participant in the Plan when his or her Account Balance is paid in full (or is forfeited pursuant to Section 5.7). Prior to then, if a Participant remains employed by the Employer but either ceases to be employed as a full-time Employee in one of the compensation bands specified in subsection 3.1.1 or reaches Normal Retirement Age, the Participant will become an inactive Participant as of the date on which he or she ceases to be employed in one of the compensation bands specified in subsection 3.1.1 or reaches Normal Retirement Age. An inactive Participant is not eligible to make Deferral Elections under the Plan; however, any Deferral Election which is in effect at the time the Participant becomes an inactive Participant will remain in effect for the duration of that deferral period and his or her Account Balance will be paid in accordance with Article 5.

3.    This Amendment shall be effective as of January 1, 2014.

4.    Except as amended, all of the terms and conditions of the Plan shall remain in full force and effect.

Date: January 28, 2014            SWIFT TRANSPORTATION COMPANY

By /s/ Cheryl Maccano

Title Director of Benefits